As filed with the Securities and Exchange Commission on February 17, 2004	Registration No. 333-_____

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
Form S-8
Registration Statement
Under The
Securities Act of 1933

Brunswick Corporation

(Exact name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	36-0848180 (I.R.S. Employer Identification Number)

1 N. Field Court Lake Forest, Illinois (Address of Principal Executive Offices)	60045-4811 (Zip Code)

Brunswick Retirement Savings Plan
(Full Title of the Plan)

Marschall I. Smith
Vice President, General Counsel and Secretary
Brunswick Corporation
1 N. Field Court
Lake Forest, Illinois 60045-4811
(847) 735-4700
(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

Calculation of Registration Fee

Title of Each Class of	Amount to be	Proposed Maximum	Proposed Maximum	Amount of
Securities to be Registered	Registered	Offering Price Per Unit	Aggregate Offering Price	Registration Fee

Common Stock, $.75 par value	150,000 shares (1)	$37.07 (2)	$5,560,500.00 (2)	$705.00
Preferred Stock Purchase Rights	150,000 rights (3)	(3)	(3)	(3)

(1)  In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2)  Estimated solely for the purpose of calculating the registration fee and, pursuant to Rule 457(h) under the Securities Act of 1933, based upon the average of the high and low prices of the Common Stock as reported in the consolidated reporting system on February 11, 2004.

(3)  The Preferred Stock Purchase Rights initially are attached to and trade with the shares of Common Stock being registered hereby. Value attributable to such Rights, if any, is reflected in the market price of the Common Stock.

Part II
Information Required in the
Registration Statement

Item 3. Incorporation of Certain Documents by Reference.

     The following documents heretofore filed with the Securities and Exchange Commission (the “Commission”) (Commission file number 1-1043) by Brunswick Corporation (the “Company”) or the Brunswick Retirement Savings Plan (the “Plan”) are incorporated herein by reference:

1.	the Company’s Annual Report on Form 10-K for the year ended December 31, 2002;

2.	the Plan’s Annual Report on Form 11-K for the year ended December 31, 2002;

3.	the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 2003;

4.	the Company’s Current Report on Form 8-K filed with the Commission on August 18, 2003;

5.	the description of the Company’s Common Stock, $0.75 par value (the “Common Stock”), contained on pages 8-9 of the Prospectus filed as part of Amendment No. 1 to the Company’s Registration Statement No. 33-45772 filed with the Commission on April 30, 1992, including any amendment or report filed with the Commission for the purpose of updating such description; and

6.	the description of the Company’s Preferred Stock Purchase Rights contained in the Company’s Registration Statement on Form 8-A filed with the Commission on March 14, 1996, including any amendment or report filed with the Commission for the purpose of updating such description.

     All documents filed by the Company or the Plan pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, are deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the respective dates of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as “Incorporated Documents”).

     Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

     Not applicable.

Item 5. Interests of Named Experts and Counsel.

     Not applicable.

Item 6. Indemnification of Directors and Officers.

     The Company was organized under the laws of the State of Delaware and is subject to the Delaware General Corporation Law. Section 145 of the Delaware General Corporation Law generally empowers a corporation, subject to certain limitations, to indemnify its officers, directors, employees and agents, or others acting in similar capacities for other entities at the request of the corporation, against certain expenses (including attorneys’ fees), judgments, fines and other amounts that may be paid or incurred by them in their capacities as directors, officers, employees or agents of the corporation.

     The Company’s Certificate of Incorporation authorizes its Board of Directors to indemnify the Company’s directors, officers, employees or agents to the fullest extent permitted by law.

     The Company’s By-Laws authorize its Board of Directors to indemnify the Company’s directors, officers, employees and agents in the same circumstances set forth in the Certificate of Incorporation. The Company’s By-Laws also authorize it to purchase liability insurance on behalf of its directors, officers, employees and agents and to enter into indemnity agreements with its directors, officers, employees and agents.

     The Company has entered into indemnification agreements with its directors and its officers which provide broader indemnification than the indemnification specifically available under Section 145 of the Delaware General Corporation Law. The agreements provide that the Company will indemnify its directors and its officers to the fullest extent permitted by its Certificate of Incorporation (and that is otherwise lawful) against expenses (including attorneys’ fees), judgments, fines, taxes, penalties and settlement payments incurred by reason of the fact that they were directors or officers of the Company. Unlike Section 145 of the Delaware General Corporation Law, this indemnification would, to the extent that it is lawful, cover judgments, fines and amounts paid in settlement of claims against the director or officer by or in the right of the Company.

     The Company owns an insurance policy which covers it for losses incurred pursuant to indemnification obligations set forth above during any policy year, subject to specified exclusions, terms and conditions. This policy also covers the Company’s officers and directors for certain of such losses if they are not indemnified by the Company.

     The Company also owns an insurance policy which would reimburse it for certain losses incurred by it pursuant to its fiduciary obligations under the Employee Retirement Income Security Act of 1974 (“ERISA”), subject to specified exclusions, terms and conditions. This policy also covers the Company’s officers, directors and employees for certain of their losses incurred as fiduciaries under ERISA, subject to specified exclusions, terms and conditions.

Item 7. Exemption from Registration Claimed.

     Not applicable.

Item 8. Exhibits.

     The Company will submit or has submitted the Plan and any amendment thereto to the Internal Revenue Service (the “IRS”) in a timely manner and has made all changes required by the IRS in order to qualify the Plan under Section 401 of the Internal Revenue Code of 1986, as amended.

Exhibit
Number	Description of Exhibit

4.1	Restated Certificate of Incorporation of the Company is hereby incorporated by reference to Exhibit 19.2 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 1987.

4.2	By-Laws of the Company are hereby incorporated by reference to Exhibit 3.3 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2002.

4.3	Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock is hereby incorporated by reference to Exhibit 3.2 to the Company’s Annual Report on Form 10-K for the year ended December 31, 1995.

4.4	Rights Agreement dated as of February 5, 1996, between the Company and Harris Trust and Savings Bank is hereby incorporated by reference to Exhibit 1 to the Company’s Registration Statement for Preferred Stock Purchase Rights on Form 8-A dated March 14, 1996.

*4.5	Brunswick Retirement Savings Plan.

*5	Opinion of Marschall I. Smith as to the legality of the securities being registered.

*23.1	Consent of Independent Auditors.

*23.2	Notice Regarding Consent of Arthur Andersen LLP.

*23.3	Consent of Marschall I. Smith (included in the opinion filed as Exhibit 5).

*24	Power of Attorney.

*	Filed herewith.

Item 9. Undertakings.

     (a)  The undersigned Registrants hereby undertake:

     (1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

     (2)  That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b)  The undersigned Registrants hereby undertake that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c)  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of a Registrant pursuant to the foregoing provisions, or otherwise, each Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a Registrant of expenses incurred or paid by a director, officer or controlling person of a Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Signatures

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lake Forest, State of Illinois, on this 17th day of February, 2004.

Brunswick Corporation

By:	Alan L. Lowe

Alan L. Lowe
Vice President and Controller

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title(s)	Date Signed

*	Chairman, Chief Executive Officer and Director	February 17, 2004
(Principal Executive Officer)
George W. Buckley

Peter G. Leemputte	Senior Vice President and Chief Financial Officer	February 17, 2004
(Principal Financial Officer)
Peter G. Leemputte

Alan L. Lowe	Vice President and Controller	February 17, 2004
(Principal Accounting Officer)
Alan L. Lowe

*	Director	February 17, 2004

Nolan D. Archibald

*	Director	February 17, 2004

Dorrit J. Bern

*	Director	February 17, 2004

Jeffrey L. Bleustein

*	Director	February 17, 2004

Michael J. Callahan

*	Director	February 17, 2004

Manuel A. Fernandez

*	Vice Chairman and President - Brunswick Bowling and Billiards	February 17, 2004
and Director
Peter B. Hamilton

*	Director	February 17, 2004

Peter Harf

Signature	Title(s)	Date Signed

*	Director	February 17, 2004

Graham H. Phillips

*	Director	February 17, 2004

Robert L. Ryan

*	Director	February 17, 2004

Roger W. Schipke

*	Director	February 17, 2004

Ralph C. Stayer

*By:	Marschall I. Smith	, Attorney in Fact, February 17, 2004
Marschall I. Smith

     Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the Brunswick Retirement Savings Plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lake Forest, State of Illinois, on this 17th day of February, 2004.

Brunswick Retirement Savings Plan

By:	Peter G. Leemputte

Peter G. Leemputte
Senior Vice President and Chief Financial Officer

Index to Exhibits to Registration Statement on Form S-8

Exhibit
Number	Description of Exhibit

4.1	Restated Certificate of Incorporation of the Company is hereby incorporated by reference to Exhibit 19.2 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 1987.

4.2	By-Laws of the Company are hereby incorporated by reference to Exhibit 3.3 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2002.

4.3	Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock is hereby incorporated by reference to Exhibit 3.2 to the Company’s Annual Report on Form 10-K for the year ended December 31, 1995.

4.4	Rights Agreement dated as of February 5, 1996, between the Company and Harris Trust and Savings Bank is hereby incorporated by reference to Exhibit 1 to the Company’s Registration Statement for Preferred Stock Purchase Rights on Form 8-A dated March 14, 1996.

*4.5	Brunswick Retirement Savings Plan.

*5	Opinion of Marschall I. Smith as to the legality of the securities being registered.

*23.1	Consent of Independent Auditors.

*23.2	Notice Regarding Consent of Arthur Andersen LLP.

*23.3	Consent of Marshall I. Smith (included in the opinion filed as Exhibit 5).

*24	Power of Attorney.

*	Filed herewith.